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                            CONSENT OF INDEPENDENT AUDITORS


Board of Directors
First Nationwide Holdings Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in accounting for mortgage servicing rights in 1995, a change in accounting for certain investments in debt and equity securities in 1994 and a change in accounting for income taxes in 1993.

                                     /s/ KPMG Peat Marwick LLP
                                         ---------------------
                                         KPMG Peat Warwick LLP


Dallas, Texas
January 31, 1997